As filed with the Securities and Exchange Commission on April 28, 1995
                                               Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                        UNITED TECHNOLOGIES CORPORATION
               (Exact name of issuer as specified in its charter)

              Delaware                   06-0570975
  (State or other jurisdiction of     (I.R.S. Employer
   incorporation or organization)    Identification No.)

          United Technologies Building, Hartford, Connecticut   06101
          (Address of principal executive offices, including Zip Code)

                        UNITED TECHNOLOGIES CORPORATION
                      DEFINED CONTRIBUTION RETIREMENT PLAN
                            (Full title of the Plan)

                           WILLIAM H. TRACHSEL, Esq.
                                   Secretary
                          United Technologies Building
                          Hartford, Connecticut  06101
                                 (203) 728-7000
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
Title of Securities   Amount to be    Maximum      Maximum       Amount of
 to be Registered      Registered    Offering     Aggregate     Registration
                                     Price (1)     Offering         Fee
                                                    Price


Participation Units    25,000        $73.1875   $1,829,687.50    $630.93





PAGE

                                    PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are hereby incorporated by reference:

     (1) the Annual Report on Form 10-K of United Technologies Corporation (the "Corporation") filed with the Securities and Exchange Commission (the "Commission") for the year ended December 31, 1994;

     (2) the Quarterly Reports on Form 10-Q of the Corporation filed with the Commission for the quarter ended March 31, 1995;

     (3) all other reports filed by the Corporation with the Commission pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act since the end of the period covered by the Annual Report on Form 10-K referred to in (1) above.

     (4) the description of the Corporation's Common Stock contained in registration statements and reports filed under the Securities Exchange Act of 1934.

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     The securities registered hereby constitute shares of Common Stock, $5.00 par value of the United Technologies Corporation, to be issued to certain individuals who participate in the United Technologies Corporation Defined Contribution Retirement Plan (the _Plan_) who direct that certain Plan contributions be invested in the Corporation's Common Stock. Shares of the Corporation's Common Stock will be acquired, held and sold or distributed by the Plan Trustee in accordance with the terms of the Plan.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The financial statements incorporated by reference to the Annual Report on Form 10-K of the Corporation for the year ended December 31, 1994 have been so incorporated in reliance on the reports of Price Waterhouse, LLP independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The legality of the securities offered pursuant to this Registration Statement has been passed on by Richard M. Kaplan, Esq. Mr. Kaplan, Associate General Counsel of the Corporation, is a shareowner of Common Stock.

ITEM 8.  EXHIBITS

See Exhibit Index


PAGE

ITEM 9.   UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PAGE

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, and State of Connecticut, on this 28 day of April, 1995.

                           UNITED TECHNOLOGIES CORPORATION

                           By s\Stephen F. Page\s
                              (Stephen F. Page, Executive Vice President and Chief Financial Officer)

                           By s\George E. Minnich\s
                              (George E. Minnich, Vice President
                              Controller; Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities indicated on this 28 day of April, 1995.

      Signature                               Title

      ROBERT F. DANIELL*                      Chairman and Director
      (Robert F. Daniell)

      GEORGE DAVID *                          President and Chief
      (George David)                          Executive Officer
                                              and Director

      HOWARD H. BAKER, JR.*
      (Howard H. Baker, Jr.)                  Director

      ANTONIA HANDLER CHAYES*
      (Antonia Handler Chayes)                Director

      ROBERT F. DEE*
      (Robert F. Dee)                         Director

      CHARLES W. DUNCAN, JR.*
      (Charles W. Duncan, Jr.)                Director

      PEHR G. GYLLENHAMMAR*
      (Pehr G. Gyllenhammar)                  Director

      PAGE

      GERALD D. HINES*
      (Gerald D. Hines)                       Director

      CHARLES R. LEE*                         Director
      (Charles R. Lee)

      ROBERT H. MALOTT*
      (Robert H. Malott)                      Director

      H. A. WAGNER*                           Director
      (H. A. Wagner)

      JACQUELINE G. WEXLER*
      (Jacqueline G. Wexler)                  Director

      * By s\William H. Trachsel\s
        WILLIAM H. TRACHSEL, AS ATTORNEY-IN-FACT
        FOR THE DIRECTORS AND OFFICERS AFTER
        WHOSE NAMES APPEARS AN ASTERISK
PAGE

           EXHIBIT INDEX

                                                                Page
 5 --Opinion of Counsel as to the legality of the securities to be registered.

13         --Annual report for the Plan fiscal year ending
           November 30, 1993.

24(a)      --Consent of Price Waterhouse, LLP.

24(b)      --The consent of counsel is contained in Exhibit 5.

25         --Powers of Attorney.


PAGE